                                                                   Exhibit 10.19
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                    SEPARATION AGREEMENT AND GENERAL RELEASE

          THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is entered
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into by and between Jane Taylor ("Executive") and AmericasDoctor.com, Inc. (the
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"Company").
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          Executive and the Company desire to settle fully any and all matters between them, including, but not limited to, any matters relating to Executive's employment with the Company, Executive's Employment, Confidentiality and Non-Competition Agreement with the Company, dated as of April 22, 1998, a copy of which is attached hereto and is hereby incorporated in part by reference herein ("Employment Agreement") and Executive's Severance Agreement with the
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Company, dated as of April 22, 1998, a copy of which is attached hereto ("Severance Agreement"), and the termination of Executive's employment.
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Therefore, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Executive and the Company agree as follows:

1. Termination of Employment. Executive's employment with the Company is terminated effective December 31, 2001 ("Termination Date"). Executive further
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waives and releases any claim that she has or may have to reemployment with the Company, or any of its subsidiary companies, affiliates, successors or assigns.

2. Employment Agreement. Per the terms of the Employment Agreement, for a period of one year following the Termination Date (the "Payment Period"), the Company
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shall pay to Executive, in accordance with the Company's regular payroll schedule, pro rata termination payments in the aggregate amount of $155,250, less applicable taxes, deductions and withholdings, to be distributed semi-monthly during the Payment Period, commencing as of the Termination Date. Executive agrees to comply with all of her continuing obligations under the Employment Agreement, including, without limitation, paragraphs 10, 11, 12 and 15 of the Employment Agreement; provided, however, that (a) each party hereto
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acknowledges that the business currently being conducted by The Geneva Foundation shall not be deemed to be a Competing Enterprise for purposes of paragraph 11 of the Employment Agreement, and (b) the provisions of paragraph 11(c) of the Employment Agreement shall not apply to Ms. Judy Moyer.

3.   Benefits.

     (a) Executive acknowledges that the Company's currently-existing 401(k) Plan does not permit Executive to continue to making contributions into such 401(k) Plan during the Payment Period. In lieu of matching contributions that the Company would have made for Executive's account during the Payment Period if Executive continued to participate in the 401(k) Plan during the Payment Period, the Company shall pay to Executive, in the form of a check (which may be added to the amounts due under paragraph 2 above) and at such time as it applies matching funds to the accounts of other 401(k) Plan participants, an amount equal to such matching amount, less applicable withholding taxes;

     (b) Notwithstanding anything to the contrary in the Executive's stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive's stock options were granted, all of Executive's stock options that would have vested in the twenty-four (24) months following the Termination Date if Executive had remained employed by the Company during such period will automatically become fully vested and exercisable on the date that is immediately prior to the Termination Date, and Executive shall have the right to exercise any stock options that vested on or before the Termination Date (including such accelerated options) at any time no later than the date that is twenty-four (24) months after the Termination Date. Executive agrees that any and all right to options rights are otherwise governed by the stock option certificate(s) and related agreement(s).

     (c) The Executive will be entitled to continuation coverage under COBRA and the date of her qualifying event shall be the Termination Date.

     (d) The Company shall pay Executive for up to 100 accrued but unused vacation hours, to be determined as of the Termination Date, which vacation hours shall be paid on a pro rata basis at 75% of Executive's annual base salary of $155,250, and be payable in a lump sum to be added to Executive's first paycheck received from the Company under Section 2 above.

The payments and benefits referred to above shall be in lieu of and discharge any obligations of the Company to Executive for compensation, wages, benefits, vacation, pain and suffering, or any other expectation of remuneration or benefit on the part of Executive, set forth in the Employment Agreement or otherwise. Other than the obligations set forth in paragraphs 2 and 3, Executive acknowledges that the Company shall have no other obligations to Executive under this Agreement, the Employment Agreement or the Severance Agreement. Executive further agrees not to seek any further compensation or benefits from the Company.

4. No Authority. Executive understands and agrees that effective on the Termination Date, Executive is no longer authorized to incur any expenses, obligations, or liabilities on behalf of the Company.

5. Return of Company Property. Executive agrees to immediately turn over to the Company any and all files, computers, memoranda, notes, records, reports, photographs, drawings, plans, papers, or other documents (whether paper or electronic), intellectual property, physical or personal property, obtained by Executive during the course of her employment with the Company, or any of its, subsidiary companies, affiliates, successors or assigns, and that are the property of the Company, or any of its, subsidiary companies, affiliates, successors or assigns.

6. Complete Release. As a material inducement to the Company to enter into this Agreement, and per the terms of paragraph 9(a) of the Employment Agreement, the Executive hereby forever releases and discharges the Company, its subsidiaries, owners, affiliates, divisions, stockholders, directors, officers, members, agents, current and former employees, attorneys, related companies, predecessors, successors and assigns (collectively "Released Parties"), and each
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of them, of and from any and all charges, complaints, claims, or liabilities

(including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, or any state law tort claim, or any federal, state, or other governmental statute, regulation, or ordinance, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964 or the Age Discrimination in Employment Act, 29 U.S.C. Sections.621-634, which Executive now has or claims to have, or which Executive at any time heretofore had or claimed to have, or which Executive at any time hereinafter may have or claim to have, against each or any of the Released Parties; provided, however, that Executive specifically
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does not release any rights under the Age Discrimination in Employment Act arising after the Effective Date of this Agreement, any claims to enforce this Agreement, or any claims which Executive is precluded from waiving by operation of law.

7. No Claims. Executive represents that Executive has not filed any complaints, charges, or lawsuits with any local, state, or federal agency or court against the Company or any of the Released Parties, that Executive will not do so at any time based on any claim that arose on or before the execution of this Agreement, and that if any such agency or court assumes jurisdiction of any such charge, complaint, or lawsuit against the Company or any of the Released Parties on behalf of Executive, Executive will request such agency or court to withdraw from the matter.

8. Confidentiality. In addition to the obligations set forth in paragraph 10 of her Employment Agreement, Executive agrees that Executive has maintained and will continue to maintain as confidential (a) any and all proprietary, confidential and trade secret information belonging to the Company, or any of its parent companies, subsidiary companies, affiliates, successors or assigns, including, but not limited to, any plans, strategies, marketing and sales information, customer information, cost and pricing information, employee information, financial information, designs, programs, or any other information that may not be generally known in the industry, and (b) the terms and conditions of this Agreement.

9. Consultation with Counsel. Executive agrees that Executive fully understands Executive's right to discuss all aspects of this Agreement with Executive's attorney, that Executive has carefully read and fully understands all the provisions of this Agreement, and that Executive is knowingly and voluntarily entering into this Agreement.

10. No Representations. Executive represents and acknowledges that, in signing this Agreement, Executive does not rely, and has not relied, upon any representation or statement made by any of the Released Parties or by any of the Released Parties' agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

11. Acceptance and Revocation. This Agreement was presented to Executive for review and consideration on October 12, 2001 ("Review Date"). Executive
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understands that Executive has twenty-one (21) days from the Review Date within which to decide whether to execute this Agreement and return it to the Company. If Executive does not return this Agreement to the Company fully executed within twenty-one (21) days of the Review Date, any offer implied by the representation of this Agreement for Executive's review and consideration is withdrawn in its entirety at that time. Executive further understands that Executive has seven
(7) days after execution of this Agreement within which to provide the Company with written notice of revocation of this Agreement ("Revocation Period"). If
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said written notice of revocation is not received by the Company by the close of business on the seventh day following Executive's signing of this Agreement, Executive agrees that this Agreement shall be final, binding, and irrevocable. The executed copy of this Agreement and/or any written notices should be provided to:

                            AmericasDoctor.com, Inc.
                            1325 Tri-State Parkway
                            Suite 300
                            Gurnee, Illinois 60031
                            Attn: Chief Executive Officer

12. Effective Date. This Agreement shall not become effective in any respect until the Revocation Period has expired without notice of revocation. In the absence of Executive's revocation of this Agreement, the eighth day after Executive's signing of this Agreement shall be the "Effective Date" of this
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Agreement.

13. Non-Disparagement. Executive agrees not to make any disparaging or negative comments to any third party regarding the Company or any of the Released Parties.

14. No Admissions. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully or breached any agreement with respect to Executive or any other person, or an admission of any acts of discrimination whatsoever against Executive, and the Company specifically disclaims any liability to or discrimination against Executive, on the part of itself, its employees, its agents or its affiliates.

15. Executive Breach. Subject to the provisions of Section 20 hereof, Executive agrees that, in the event Executive breaches any material provision of this Agreement, Executive agrees to indemnify the Company and the Released Parties against all liability, costs and expenses and will reimburse the Company for all payments and benefits paid to Executive pursuant to this Agreement.

16. Sole and Entire Agreement. The Agreement, including the Employment Agreement and its obligations set forth in its Paragraphs 10, 11, 12 and 15, constitutes the entire agreement of the parties, and fully supersedes any and all prior and contemporaneous agreements or understandings between the parties. This Agreement may be amended or modified only by an agreement in writing and signed by both parties.

17. Governing Law. This Agreement shall be in all respects interpreted, enforced and governed by and under the laws of the State of Illinois, without regard to the principles of conflicts thereof.

18. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

20. Attorneys' Fees. The parties hereto agree that in any action to enforce or uphold this Agreement, including, without limitation, Executive's obligations under paragraphs 10, 11, 12 and 15 of the Employment Agreement, the prevailing party shall be entitled, in addition to any other relief awarded, to an award of actual attorneys' fees and costs, unless the applicable tribunal hearing the matter specifically finds that the fees and costs were grossly unreasonable in amount.

          PLEASE READ AND CONSIDER THIS AGREEMENT CAREFULLY BEFORE SIGNING IT. THIS SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


                                       Signature: /s/ Jane Taylor
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                                       Name:  Jane Taylor
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                                       Date:  October 26, 2001
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Witnessed:
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Name:
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Date:
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                                       AMERICASDOCTOR.COM, INC.


                                       By:  /s/ C. Lee Jones
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                                       Name:  C. Lee Jones
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                                       Title:  CEO
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                                       Date:  October 29, 2001
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